                                                                EXHIBIT 10.17








                             COMERICA INCORPORATED

                         SENIOR OFFICER SEVERANCE PLAN










                                      -i-
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                               TABLE OF CONTENTS


                   ARTICLE 1.PURPOSE, ESTABLISHMENT AND TERM


1.1.     Purpose and Establishment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

1.2.     Term of Plan   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2


                                                      ARTICLE 2.NATURE OF RIGHTS UNDER PLAN


2.1.     Contractual Rights to Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

2.2      Effect on Other Benefits and Rights as Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

2.3.     Employment Status  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3


                                                     ARTICLE 3.DEFINITIONS AND CONSTRUCTION


3.1.     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
                 A.               Annual Base Salary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
                 B.               Annual Management Incentive Program . . . . . . . . . . . . . . . . . . . . . .  5
                 C.               Beneficial Owner or Beneficial Ownership  . . . . . . . . . . . . . . . . . . .  5
                 D.               Benefit Equalization Plan . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
                 E.               Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
                 F.               Cause . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
                 G.               Change of Control of the Company  . . . . . . . . . . . . . . . . . . . . . . .  7
                 H.               Claims Arbiter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                 I.               Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                 J.               Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                 K.               Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                 L.               Company Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                 M.               Deferred Compensation Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                 N.               Disability or Disabled  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                 O.               Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                 P.               Employee Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                 Q.               Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                 R.               Expiration Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                 S.               Good Reason . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
                 T.               Long-Term Incentive Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
                 U.               Notice of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15

                 V.               Official Employment Termination Date  . . . . . . . . . . . . . . . . . . . . . 15
                 W.               Participant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
                 X.               Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
                 Y.               Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
                 Z.               Potential Change of Control of the Company  . . . . . . . . . . . . . . . . . . 17
                 AA.              Preferred Savings Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
                 AB.              Qualifying Circumstance . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
                 AC.              Restricted Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
                 AD.              Retirement or Retiring  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
                 AE.              Retirement Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
                 AF.              Severance Agreement and Release . . . . . . . . . . . . . . . . . . . . . . . . 19
                 AG.              Severance Benefit(s)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
3.2.     Gender and Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
3.3.     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
3.4.     Modification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
3.5.     Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20





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                                   ARTICLE 4.
                        CONTINUATION OF COMPENSATION AND
                               SEVERANCE BENEFITS

4.1.     Continuation of Compensation Through Date of
         Termination and Severance Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

         A.      Continuation of Compensation Through
                 Date of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

         B.      Severance Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22

4.2.     Qualifying Circumstance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
4.3.     Description of Severance Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
4.4.     Effect of Death, Disability or Retirement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
4.5.     Effect of Termination for Cause
         or Other Than for Good Reason  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

4.6.     Notice of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28


                                                                   ARTICLE 5.
                                                      FORM AND TIMING OF SEVERANCE BENEFITS


5.1.     Form and Timing of Severance Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
5.2.     Withholding of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31


                                                              ARTICLE 6.SUCCESSORS


6.1.     Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32

6.2.     Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32





                                                                   ARTICLE 7.

                                               ADMINISTRATION AND CONFIDENTIALITY OF INFORMATION;
                                          OBLIGATIONS OF PARTICIPANT UPON A POTENTIAL CHANGE OF CONTROL


7.1      Administration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
7.2      Confidential Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
7.3      Obligations of Participant Upon a Potential
         Change of Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

                                                       ARTICLE 8.MISCELLANEOUS PROVISIONS


8.1.     Entire Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
8.2.     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
8.3.     Claims and Disputes; Arbitration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
8.4.     Limitation of Company's Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38





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                                   ARTICLE 1.
                        PURPOSE, ESTABLISHMENT AND TERM

         1.1 Purpose and Establishment. The Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its shareholders that the Company maintain the continued dedication of Participants (as defined below) of this Plan, notwithstanding the possibility, threat or occurrence of a Change of Control of the Company (as defined below). To alleviate the inevitable distraction associated with a pending or threatened Change of Control of the Company and to encourage the full attention and dedication to the Company of Plan Participants currently and in the event of any threatened or pending Change of Control of the Company, the Board believes that it is imperative that it take steps, consistent with those taken by other similarly situated organizations, to provide Participants with compensation and benefits arrangements upon a Change of Control of the Company which ensure that the compensation and benefits expectations of Participants will be satisfied. In order to accomplish the foregoing objectives, the Board has established the Plan the provisions of which are embodied herein. This Plan shall become effective January 1, 1996 (the "Effective Date"), and shall remain in effect as provided in Section 1.2 herein.





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

         1.2. Term of Plan. The term of this Plan will commence on the Effective Date and continue through December 31, 1998; provided, however, that if a Change of Control of the Company occurs during the term of this Plan, the term of this Plan will not expire until the elapse of the longer of the following periods: (i) the period which ends on the last day of the twenty-fourth month subsequent to the month in which the Change of Control of the Company occurs (or, in the case of a Change of Control of the Company described in Section 3.1.G(3) or (4) hereof, the period which ends on the earlier of (a) the last day of the twenty-fourth month subsequent to the month in which consummation of the transaction, approval of which constitutes the Change of Control of the Company, occurs, or (b) the last day of the thirtieth month subsequent to the month in which the Change of Control of the Company occurs), or (ii) the period which ends on the date all benefits owing to Participant hereunder have been paid.

                                   ARTICLE 2.
                          NATURE OF RIGHTS UNDER PLAN

         2.1. Contractual Rights to Benefits. This Plan establishes a contractual right to the Severance Benefits Participant may become entitled to hereunder following the occurrence of a Change of Control of the Company.
         2.2 Effect on Other Benefits and Rights as Employee. Coverage under this Plan shall not affect Participant's right to receive any amounts payable to Participant under any benefit, incentive, retirement, or other plan or arrangement, or under any employment agreement, except to the extent that the express provisions of such other agreement, plan or arrangement preclude the payment of or provide for offset of benefits thereunder upon receipt of benefits under this Plan. Further, coverage of Participant under this Plan shall not adversely affect Participant's rights as an Employee of the Company, whether those rights exist now or arise hereafter.
         2.3. Employment Status. The provisions hereof shall not be deemed to create a contract between the Company and Participant to employ Participant for any fixed period of time. Participant's employment with the Company may be terminated at will by either the Company or Participant, with or without Cause, subject to fulfillment by the Company of its obligation to provide such Severance Benefits as may be required hereunder.

                                   ARTICLE 3.

                          DEFINITIONS AND CONSTRUCTION


         3.1. Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the term is capitalized.
                 AH. "Annual Base Salary" means Participant's rate of annual salary in effect, except as otherwise specifically provided herein, as of the date a Change of Control of the Company occurs, or if such rate is higher as of the date Participant experiences a Qualifying Circumstance, Participant's rate of annual salary in effect as of the date he or she experiences a Qualifying Circumstance;
                         provided, however, that if Participant is compensated on a commission basis and does not have a rate of annual salary, Participant's salary level utilized for the purpose of determining Participant's benefit credits under the Comerica Incorporated
                         Preferred Compensation Plan shall be
                         considered Participant's rate of annual
                         salary. Annual Base Salary shall include (i) any amount which is contributed by the Company pursuant to an elective deferral which is not includible in the Participant's gross income under Code Sections 125 or 402(e)(3) and (ii) any amount contributed by the Company to the Deferred Compensation Plan pursuant to Participant's election.
                 AI. "Annual Management Incentive Program" means the Comerica Incorporated annual management incentive program or any plan or program adopted or implemented by the Company as a successor to such program.
                 AJ. "Beneficial Owner" or "Beneficial Ownership" or "Beneficially Owns" or "Beneficially
                         Owned" shall have the meanings ascribed to such terms in Exchange Act Rule 13d-3.
                 AK. "Benefit Equalization Plan" means the Benefit Equalization Plan For Employees of Comerica Incorporated or any plan adopted by the Company as a successor to such plan.
                 AL.     "Board" means the Board of Directors of
                         Comerica Incorporated.
                 AM. "Cause" shall be deemed to have arisen if Participant has conducted himself or herself in a manner described in (1) or (2) below:
                         (1)      If Participant has willfully and
                                  continually failed  to perform
                                  substantially all of his or her
                                  duties with the Company or one of
                                  its affiliates (unless such failure
                                  occurs (i) as a result of
                                  Participant's incapacity
                                  precipitated by physical or mental
                                  illness or (ii) after the
                                  Participant's issuance of a Notice
                                  of Termination for Good Reason
                                  pursuant to Section 4.6 hereof),
                                  after a written demand to perform is
                                  delivered to Participant by the
                                  Board or Chief Executive Officer of
                                  the Company which demand must
                                  specifically identify the manner in
                                  which the Board or Chief Executive
                                  Officer
                                  believes that Participant has not
                                  performed substantially all of his
                                  or her duties, provided that
                                  Participant fails to remedy the
                                  situation within ten (10) business
                                  days of receiving such notice; or
                         (2)      If Participant has engaged willfully
                                  in illegal or gross misconduct which
                                  is materially and demonstrably
                                  injurious to the Company, monetarily
                                  or otherwise. However, no act, or
                                  failure to act, on Participant's
                                  part shall be considered "willful"
                                  unless Participant took such action
                                  (or failed to take such action)
                                  other than in good faith and without
                                  reasonable belief that his or her
                                  action or omission was in the best
                                  interests of the Company.
             AN. "Change of Control of the Company" shall be deemed to have occurred if, during the term of this Plan, the conditions set forth in any of the following paragraphs shall have been satisfied:
                         (1)      any Person is or becomes the
                                  Beneficial Owner,  directly
                                  or indirectly, of securities
                                  of the Company (not including
                                  in the securities
                                  Beneficially Owned by such
                                  Person any securities
                                  acquired directly from the
                                  Company or its affiliates)
                                  which represent 26% or more
                                  of the combined voting power
                                  of the Company's then
                                  outstanding securities; or

                         (2)      during any period of up to two
                                  consecutive years (not
                                  including any period prior to
                                  the Effective Date of this
                                  Plan), individuals who
                                  constitute the Board at the
                                  beginning of such period and
                                  any new director (other than
                                  a director whose initial
                                  assumption of office is in
                                  connection with an actual or
                                  threatened election contest,
                                  including but not limited to,
                                  a consent solicitation
                                  relating to the election of
                                  directors of the Company, as
                                  such terms are used in Rule
                                  14a-11 of Regulation 14A
                                  under the Exchange Act) whose
                                  election by the Board or
                                  nomination for election by
                                  the Company's stockholders
                                  was approved by a vote of at
                                  least two-thirds (2/3rds) of
                                  the directors then still in
                                  office who either were
                                  directors at the beginning of
                                  the period or whose election
                                  or nomination for election
                                  was previously so approved,
                                  cease for any reason to
                                  constitute a majority of the
                                  Board; or
                         (3)      the shareholders of the Company
                                  (i) approve a merger or
                                  consolidation of the Company
                                  with any other corporation,
                                  or (ii) approve the issuance
                                  of voting securities of the
                                  Company pursuant to
                                  applicable stock exchange
                                  requirements in connection
                                  with a merger or
                                  consolidation of the Company
                                  or any direct or indirect
                                  subsidiary of the Company
                                  with any other corporation,
                                  other than in either (i) or
                                  (ii) above a merger or
                                  consolidation

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                                  which would result in the voting
                                  securities of the Company
                                  outstanding immediately prior
                                  thereto continuing to
                                  represent (either by
                                  remaining outstanding or by
                                  being converted into voting
                                  securities of the surviving
                                  entity), in combination with
                                  shares owned by any trustee
                                  or other fiduciary holding
                                  securities under an employee
                                  benefit plan of the Company,
                                  at least 75% of the combined
                                  voting power of the voting
                                  securities of the Company or
                                  such surviving entity
                                  outstanding immediately after
                                  such merger or consolidation;
                                  or
                         (4)      the shareholders of the Company
                                  approve a plan of complete
                                  liquidation of the Company or
                                  an agreement to sell or
                                  dispose of all or
                                  substantially all of the
                                  Company's assets.
                 AO.     "Claims Arbiter" means such person or persons
                         as the Company designates to mediate disputes
                         involving the Plan.  No such person shall be
                         an employee of the Company.
                 AP.     "Code" means the Internal Revenue Code of
                         1986, as amended.  All references to sections
                         of the Code shall be deemed to refer to any
                         successor provisions to such sections.
                 AQ.     "Committee" means the Compensation Committee
                         of the Board of Directors of Comerica Incorporated.
                 AR.     "Company" means Comerica Incorporated, a
                         Delaware corporation (including any and all
                         subsidiaries), and any
                         successor to its business and/or assets which
                         assumes this Plan by operation of law, or
                         otherwise (except in determining, under
                         Section 3.1.G. hereof, whether or not a
                         Change of Control of the Company has occurred
                         in connection with any such succession).
                 AS.     "Company Shares" means shares of $5.00 par
                         value common stock of the Company or any
                         equity securities into which such shares have
                         been converted.
                 AT.     "Deferred Compensation Plan" means the
                         Comerica Incorporated Deferred Compensation
                         Plan, the Manufacturers National Corporation
                         Executive Incentive Plan, or any plan adopted
                         by the Company as a successor to either such
                         plan.
                 AU.     "Disability" or "Disabled" means "Totally
                         Disabled" within the meaning of such term as
                         set forth in the Long-Term Disability Plan
                         of Comerica Incorporated, the provisions of
                         which are incorporated herein by reference.
                 AV.     "Effective Date" means January 1, 1996.
                 AW.     "Employee Options" means options to purchase
                         Company Shares granted pursuant to the Long-Term
                         Incentive Plan.
                 AX.     "Exchange Act" means the Securities Exchange
                         Act of 1934, as amended. All references to sections of the Exchange Act shall be deemed to refer to any successor provisions to such sections.
                 AY.     "Expiration Date" means the date the Plan
                         expires, as provided in Section 1.2 herein.

                 AZ. "Good Reason" to justify a Participant's decision to terminate his or her employment means the occurrence (without the express written consent of Participant) of any one or more of the following acts by the Company, or failures by the Company to act, unless any such act or failure to act is corrected prior to Participant's Official Employment
                         Termination Date:
                         (1)      Assignment of any duties to
                                  Participant inconsistent with his or
                                  her position as a Senior Vice
                                  President of the Company or a
                                  substantial reduction in the nature
                                  of Participant's responsibilities
                                  compared to his or her
                                  responsibilities as they existed
                                  immediately prior to the occurrence
                                  of the Change of Control of the
                                  Company;
                         (2)      Relocation of Participant's
                                  principal work station to a location
                                  more than sixty miles away from
                                  Participant's principal office at
                                  the time of the occurrence of the
                                  Change of Control of the Company;
                         (3)      Any reduction in the amount of
                                  Participant's Annual Base Salary
                                  from the rate in effect on the date
                                  a Change of Control of the Company
                                  occurs or a reduction in
                                  Participant's salary range of 15% or
                                  more from his or her salary range in
                                  effect on the date a Change of
                                  Control of the Company occurs;
                         (4)      Failure to pay to Participant his or
                                  her (i) Annual Base Salary
                                  (including any commissions owing to
                                  Participant) on the date scheduled
                                  for payment unless Participant has
                                  voluntarily deferred the receipt of
                                  any amount not paid, (ii) annual
                                  bonus
                                  under the Annual Management Incentive
                                  Program (or under any other
                                  short-term compensation plan in
                                  which Participant was eligible to
                                  participate before the occurrence of
                                  a Change of Control of the Company)
                                  at the normal payment time unless
                                  non-payment of the bonus is
                                  attributable to the Company's
                                  failure to attain a level of
                                  performance which would generate a
                                  bonus pool or to inadequate
                                  performance by Participant, or (iii)
                                  deferred compensation under the
                                  Deferred Compensation Plan (or under
                                  any other deferred compensation
                                  program of the Company), within
                                  sixty days of the date such
                                  compensation is scheduled to be
                                  paid;
                         (5)      (i) Discontinuance of any
                                  compensation plan in which
                                  Participant is eligible to
                                  participate immediately prior to the
                                  occurrence of the Change of Control
                                  of the Company which provides
                                  benefits material vis-a-vis
                                  Participant's overall remuneration
                                  (including, but not limited to, the
                                  Annual Management Incentive Program,
                                  the Long-Term Incentive Plan, the
                                  Preferred Savings Plan, the
                                  Retirement Plan, the Benefit
                                  Equalization Plan, the Deferred
                                  Compensation Plan, or any substitute
                                  plans adopted by the Company prior
                                  to the occurrence of the Change of
                                  Control of the Company), unless an
                                  equitable arrangement (embodied in
                                  an ongoing substitute or alternative
                                  plan) has been made with respect to
                                  any such plan, or (ii) failure to
                                  continue Participant's coverage
                                  under any such plan or arrangement
                                  on a basis at least as favorable,
                                  both in terms of the amount of benefits
                                  provided and the level of
                                  Participant's coverage relative to
                                  other executives, as existed at the
                                  time of the occurrence of the Change
                                  of Control of the Company;
                         (6)      (i) Failure to continue to provide
                                  coverage (and/or benefits) to
                                  Participant similar to that he or
                                  she enjoyed under the
                                  company-sponsored life insurance,
                                  medical, health and accident,
                                  disability or other welfare benefit
                                  or material fringe benefit plans at
                                  the time of the occurrence of the
                                  Change of Control of the Company, or
                                  (ii) the taking of any action which
                                  would materially reduce, directly or
                                  indirectly, any such coverage or
                                  which would deprive Participant of
                                  any material welfare or fringe
                                  benefit he or she enjoyed at the
                                  time of the occurrence of the Change
                                  of Control of the Company, provided,
                                  in either situation, the Company's
                                  action occurs other than as a result
                                  of an across-the-board adjustment
                                  in coverage and/or benefits which
                                  affects all senior officers of the
                                  Company and all senior officers of
                                  any Person in control of the
                                  Company;
                         (7)      Failure to obtain a satisfactory
                                  agreement from any successor to
                                  assume the Company's obligations
                                  under this Plan, as required under
                                  Section 6.1 hereof; and
                         (8)      The taking of action by the Company
                                  which purports to terminate
                                  Participant's employment without
                                  providing Participant a Notice of
                                  Termination which
                                  satisfies the requirements of Section
                                  3.1.U. hereof.
                          Participant's right to resign for Good Reason shall not be affected by his or her incapacity due to physical or mental illness nor shall Participant's continuation of employment following the occurrence of any circumstance constituting Good Reason constitute consent to such circumstance or a waiver of rights hereunder.
                 BA. "Long-Term Incentive Plan" means the Comerica Incorporated Long Term Incentive Plan or any plan adopted by the Company as a successor to such plan.
                 BB. "Notice of Termination" means a written notice which shall indicate the specific termination provision in this Plan relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Participant's employment under the provision so indicated.
                          Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination after reasonable notice to Participant and an opportunity for Participant, together with Participant's counsel, to be heard before the Board (i) which finds that, in the good faith opinion of the Board, Participant was guilty of conduct set forth in clause (1) and/or (2) of the definition of Cause herein, and (ii) which specifies the particulars thereof in detail.
                 BC. "Official Employment Termination Date", with respect to any purported termination of Participant's employment after the occurrence of a Change of Control of the Company and during the term of this Plan, means: (i) if Participant's employment is terminated due to Disability, thirty days after Notice of Termination is given (provided that Participant shall not have returned to the full-time performance of his or her duties during such thirty-day period), and (ii) if Participant's employment is terminated for any other reason, the date specified in the Notice of Termination [which, in the case of a termination by either the Company or Participant, shall be not less than thirty days (except in the case of a termination for Cause or except in the case where the event constituting Good Reason occurred during the last thirty days of the term of this Plan)] from the date such Notice of Termination is given.
                 BD. "Participant" means any senior officer of the Company whose name appears on Exhibit B hereto as an employee covered by this Plan.
                 BE. "Person" shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan sponsored by the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation, owned directly or indirectly, by the stockholders of the Company, in which their ownership interests are in substantially the same proportions as their ownership interests in stock of the Company.
                 BF. "Plan" means the Comerica Incorporated Senior Officer Severance Plan as herein set forth.
                 BG. "Potential Change of Control of the Company" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:
                          (1) the Company enters into an agreement, the
                              consummation of which would result in the occurrence of a Change of Control of the Company;
                          (2) the Company or any Person publicly announces an
                              intention to take or to consider taking actions which, if consummated, would constitute a Change of Control of the Company;
                          (3) any Person who is, or becomes, the Beneficial
                              Owner, directly or indirectly, of securities of the Company, which represent 10% or more of the combined voting power of the Company's then outstanding securities, increases such Person's Beneficial Ownership of such securities by 5% or more over the percentage so owned by such Person on the Effective Date; or
                 (4) the Board adopts a resolution to the effect that, for purposes of this Plan, a Potential Change of Control of the Company has occurred.
         BH. "Preferred Savings Plan" means the Comerica Incorporated Preferred Savings Plan or any plan adopted by the Company as a successor to such plan.
         BI.     "Qualifying Circumstance" means any of the events described in
                 Section 4.2 hereof.
         BJ.     "Restricted Shares" means Company Shares granted to
                 Participant under the Long-Term Incentive Plan subject to restrictions.
         BK. "Retirement" or "Retiring" shall be deemed to be the reason for the termination by the Company or Participant of Participant's employment if Participant's employment is terminated in accordance with (i) the Company's retirement policy (excluding its early retirement policy), which applies to its salaried employees, as in effect immediately prior to the occurrence of the Change of Control of the Company, or
                 (ii) any retirement arrangement which Participant has consented to.
         BL. "Retirement Plan" means the Comerica Incorporated Retirement Plan or any plan adopted by the Company as a successor to such plan.
         BM. "Severance Agreement and Release" means a receipt for payment of benefits hereunder and a settlement of and release of all claims against the Company in the form set forth in Exhibit A, including any modification of such form by the Company prior to Participant's Official Employment Termination Date. The provisions of Exhibit A, including any modifications thereof adopted by the Company, are incorporated herein by reference.
         BN. "Severance Benefit(s)" means the items of severance compensation as provided in Article 4 hereof.
        3.2. Gender and Number. The masculine, feminine and neuter, wherever used in the Plan, shall refer to either the masculine, feminine or neuter; and, unless the context otherwise requires, the singular shall include the plural and the plural the singular.

        3.3. Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity of the provision shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
        3.4. Modification. No provision of this Plan may be modified, waived, or discharged unless Participant consents in writing to such modification, waiver, or discharge.
        3.5. Applicable Law. To the extent not preempted by the laws of the United States, the laws of the State of Delaware shall be the controlling law in all matters relating to this Plan.

                                   ARTICLE 4.
                        CONTINUATION OF COMPENSATION AND
                               SEVERANCE BENEFITS


         4.1. Continuation of Compensation Through Date of Termination and Severance Benefits.
         A. Continuation of Compensation Through Date of Termination. Following a Change of Control of the Company and during the term of this Plan, during any period that Participant fails to perform Participant's full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company shall pay Participant's full base salary to Participant at the rate in effect at the commencement of any such period (or shall pay commissions earned at the scheduled payment date), together with all compensation and benefits payable to Participant under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period, until Participant's employment is terminated by the Company for Disability. Further, the Company shall pay Participant's normal post-termination compensation and benefits to Participant as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company's retirement, insurance and other compensation or benefit plans, programs and arrangements.
         If Participant's employment shall be terminated for any reason following a Change of Control of the Company and during the term of this Plan, the Company shall pay Participant's full salary to Participant through Participant's Official Employment Termination Date at the rate in effect at the time the Notice of Termination is given, together with all compensation and benefits payable to Participant through Participant's Official Employment Termination Date under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period. Further, the Company shall pay Participant's normal post-termination compensation and benefits to Participant as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company's retirement, insurance and other compensation or benefit plans, programs and arrangements.
         B. Severance Benefits. Participant shall be entitled to receive the Severance Benefits described in Section 4.3 hereof provided there has been a Change of Control of the Company, not later than the end of the twenty-fourth month which begins after the month in which the Change of Control of the Company occurs(1), Participant experiences a Qualifying Circumstance and Participant signs a Severance Agreement and Release and delivers it to the Company. Participant shall not be entitled to receive Severance Benefits if his or her employment is terminated for Cause or ends as a result of Participant becoming Disabled, Retiring, dying or resigning without Good Reason.



---------------


         (1)In the case of a Change of Control of the Company described in Section 3.1.G.(3) or (4) hereof, the period during which Participant must experience a Qualifying Circumstance in order to become entitled to Severance Benefits shall be, in lieu of the period referred to above, the period which ends on the earlier of (a) the last day of the twenty-fourth month subsequent to the month in which consummation of the transaction, approval of which constitutes the Change of Control of the Company, occurs, or (b) the last day of the thirtieth month subsequent to the month in which the Change of Control of the Company occurs.

        4.2. Qualifying Circumstance. The occurrence or deemed occurrence of any one or more of the following events not later than the end of period referred to in Section 4.1.B. (or not later than the period referred to in footnote (1), if applicable) shall be considered a Qualifying Circumstance:

        BO. A successor company fails or refuses to assume the Company's obligations under this Plan;

        BP. The Company or any successor company breaches any of the provisions of this Plan;

        BQ. Participant's employment with the Company ends unless his or her employment is terminated for Cause, or ends as a result of Participant becoming Disabled, Retiring, dying or resigning without Good Reason; or

         BR.  Participant resigns for Good Reason.
         Participant's employment shall be deemed to have been terminated following a Change of Control of the Company by Participant with Good Reason if Participant's employment is terminated prior to the occurrence of a Change of Control of the Company without Cause at the direction of a Person who has entered into an agreement with the Company the consummation of which will constitute a Change of Control of the Company or if Participant terminates his employment with Good Reason prior to the occurrence of a Change of Control of the Company (determined by treating a Potential Change of Control of the Company as a Change of Control of the Company in applying the definition of Good Reason) if the circumstance or event which constitutes Good Reason occurs at the direction of such Person.
         4.3. Description of Severance Benefits. The following items constitute the Severance Benefits Participant may receive hereunder:

         BS. A severance payment equal to two times Participant's Annual Base Salary; provided, however, that the amount of this payment, together with other amounts and/or benefits Participant receives hereunder (or under other plans, agreements, or arrangements sponsored by the Company or to which the Company is a party) as a result of the occurrence of the Change of Control of the Company which constitute "parachute payments" under Section 280G of the Code may not exceed the maximum amount deductible under Section 280G of the Code, and, if necessary to remain within the deduction limitation imposed by Code
                  Section 280G, this severance payment shall be reduced to the maximum amount (but not below zero) which may be paid without loss of the Company's deduction under Code Section 280G;
         BT. An amount (in lieu of any amounts Participant may be entitled to receive as an eligible participant under the Annual Management Incentive Program) equal to the sum of (i) any incentive compensation Participant earned (or, if such amount has not yet been determined, the amount he or she would have earned assuming the Company's annual profit plan performance threshold was achieved) under the Annual Management Incentive Program for the fiscal year immediately preceding the year in which Participant's Official Employment Termination Date occurs, provided any such sum has not yet been paid; (ii) any incentive compensation Participant earned under the Annual Management Incentive Program with respect to any multi-year performance period which was completed on or prior to Participant's Official Employment Termination Date provided any such sum has not yet been paid; and (iii) a pro rata portion of the aggregate estimated value of all incentive compensation awards to Participant relating to all uncompleted one-year performance periods (2) under the Annual Management Incentive Program calculated by





---------------

         (2)Participant shall not be entitled to receive a pro rata payment with respect to awards to be computed under multi-year performance periods which have not been completed on or prior to Participant's Official Employment Termination Date.

                          assuming the Company's annual profit plan performance threshold was achieved (3).
                 BU. Early lapse of restrictions applicable to all Restricted Shares which were awarded to Participant under the Long-Term Incentive Plan prior to the time a Change of Control of the Company occurs (or, in the case of a Change of Control of the Company described in Section 3.1.G(3) or (4) hereof, any such shares awarded prior to consummation of the transaction, approval of which constitutes the Change of Control of the Company), and acceleration of vesting of all outstanding Employee Options granted to Participant under the Long-Term Incentive Plan prior to the time a Change of Control of the Company occurs (or, in the case of a Change of Control of the Company described in Section 3.1.G(3) or (4) hereof, any such options granted prior to consummation of the transaction, approval of which constitutes the Change of Control of the Company);
                 BV. $10,000 for payment of premiums to continue employee benefit plan coverage offered to terminating employees subsequent to Participant's Official Employment Termination Date; and





---------------

         (3)The pro rata portion of any such award shall be the amount payable
(i) assuming the Company's performance threshold in the annual profit plan for the year in which Participant's Official Employment Termination Date occurs was achieved, and (ii) that a multiplier was utilized based on the multiplier which would have applied had that performance occurred in the prior fiscal year, said amount to be multiplied by a fraction, the numerator of which is the number of full months which elapsed from the beginning of the performance period through Participant's Official Employment Termination Date and the denominator of which is twelve.

        BW. Outplacement services under a program to be selected by the Company.
        4.4. Effect of Death, Disability or Retirement. If, during the term of this Plan, Participant (i) dies, (ii) fails to perform his or her duties with the Company on a full-time basis for six consecutive months due to Disability, and fails to recommence the full-time performance of his or her duties within thirty days after a written Notice of Termination is given to Participant (which notice may be given after Participant fails to perform his or her duties with the Company on a full-time basis for five consecutive months due to Disability), or (iii) ends his or her employment by Retiring, this Plan shall expire as of the date of Participant's death, Official Employment Termination Date or date of Retirement, as the case may be, without any obligation on the part of the Company or its successors to pay any Severance Benefits to or with respect to Participant hereunder.
        4.5. Effect of Termination for Cause or Other Than for Good Reason. Following a Change of Control of the Company, if Participant's employment is terminated either (i) by the Company for Cause; or (ii) by Participant without Good Reason, subject to Section 4.1.A. hereof, the Company shall have no further obligations to Participant under this Plan.
        4.6. Notice of Termination. After a Change of Control of the Company and during the term of this Plan, any purported termination of Participant's employment (other than by reason of death), shall be communicated by a Notice of Termination from one party hereto to the other party hereto in accordance with
Section 8.2 hereof, and
no purported termination which fails to comply with this requirement shall be effective.

                                   ARTICLE 5.
                     FORM AND TIMING OF SEVERANCE BENEFITS


        5.1. Form and Timing of Severance Benefits. Following Executive's satisfaction of the applicable conditions, the Severance Benefits shall be paid or provided in the manner and at the times hereinafter set forth. Severance Benefits described in Sections 4.3.A., 4.3.B. and 4.3.D. hereof shall be paid in cash (except as otherwise provided herein) to Participant in a single lump sum as soon as practicable following Participant's Official Employment Termination Date; provided, however, that if the amounts of such payments cannot be finally determined within ninety days after such date, the Company shall pay Participant an estimate of the amount Participant is entitled to receive not later than such ninetieth day. Such estimate shall be determined in good faith by the Company. The Company shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2) of the Code) as soon as the final amount thereof can be determined. If the estimated payments exceed the amount subsequently determined to be due, any excess shall constitute a loan by the Company to Participant, which shall be repayable to the Company on the fifth business day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code). At the time that payments are made hereunder, the Company shall provide

Participant with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations.
         If a decision is rendered by a court or a determination is made by the Internal Revenue Service that the aggregate "parachute payments" which were paid to or for Participant's benefit exceeded the maximum amount deductible under Code Section 280G, and such decision or determination has become final, then Participant shall be obligated to repay to the Company upon demand an amount equal to the sum of (i) the excess of the aggregate "parachute payments" which were paid to or for Participant's benefit over the aggregate "parachute payments" that could have been paid to or for Participant's benefit without loss of deduction under Section 280G of the Code with respect to any portion of such "parachute payments", and (ii) interest on the amount set forth in clause
(i) of this sentence at the rate provided in Section 1274(b)(2)(B) of the Code from the date of Participant's receipt of such excess until the date of Participant's repayment thereof.
         Early lapse of restrictions relating to Restricted Shares and acceleration of vesting of Employee Options under Section 4.3.C. shall occur as of Participant's Official Employment Termination Date. Severance Benefits described in Section 4.3.E. hereof shall be provided to Participant as soon as practical after Participant's Official Employment Termination Date.
        5.2. Withholding of Taxes. Company shall withhold from any amounts payable under this Plan all Federal, state, city, or other taxes as legally required.

                                   ARTICLE 6.
                                   SUCCESSORS


        6.1. Successors. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) of all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Plan and shall entitle Participant to receive Severance Benefits from the Company in the same amount and on the same terms as Participant would be entitled to hereunder if he voluntarily terminated his employment for Good Reason after the occurrence of a Change of Control of the Company, except, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed to be Participant's Official Employment Termination Date.
        6.2. Beneficiaries. This Plan shall inure to the benefit of and be enforceable by Participant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If Participant should die while any amount would still be payable to him or her hereunder had he or she continued to live, all such amounts, unless otherwise provided herein, shall be paid to Participant's estate or, if the Company is satisfied that there will be no probate proceeding involving Participant's estate, and Participant has executed a will which does not specifically refer to the Severance Benefits hereunder but which pours over the residue of Participant's estate to a trustee under a revocable inter vivos trust established by Participant during his or her lifetime, then all such amounts shall be paid to the trustee or successor trustee of such trust.

                                  ARTICLE 7.
              ADMINISTRATION AND CONFIDENTIALITY OF INFORMATION;
        OBLIGATIONS OF PARTICIPANT UPON A POTENTIAL CHANGE OF CONTROL


         7.1 Administration. This Plan shall be administered by the Board, as advised by the Committee. In such advisory capacity, and with the approval of a majority of the Board concerning all such actions hereunder, the Committee, to the extent any of its actions are not contrary to the express provisions of the Plan, is authorized to interpret this Plan, to prescribe and rescind rules and regulations, to provide conditions and assurances deemed necessary and advisable to protect the interests of the Company, to recommend individuals for participation, and to make all other determinations necessary or advisable in connection with the administration of this Plan.
         In fulfilling its administrative duties hereunder, the Board and the Committee may rely on outside counsel, independent accountants, or other consultants to render advice or assistance, and shall be indemnified by the Company for acting in reliance on such advice.
         7.2 Confidential Information. Participant shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by Participant during Participant's employment by the Company or any of its affiliated companies and which shall not be or have become public knowledge (other than by acts by Participant or representatives of Participant in violation of this
Plan). After termination of Participant's employment with the Company, Participant shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 7.2 constitute a basis for deferring or withholding any amounts otherwise payable to Participant under this Plan.
         7.3 Obligations of Participant Upon a Potential Change of Control. As a condition of participation in this Plan, Participant agrees that, subject to the terms and conditions of this Plan, in the event of the occurrence of a Potential Change of Control of the Company during the term of this Plan, he or she will remain in the employ of the Company until the earliest of (i) a date which is six months from the date such Potential Change of Control of the Company occurs; (ii) the date of occurrence of a Change of Control of the Company; (iii) the date of termination by Participant of his or her employment for Good Reason (determined by treating the Potential Change of Control of the Company as a Change of Control of the Company in applying the definition of Good Reason), by reason of death, Disability or Retirement; or (iv) the date of termination by the Company of Participant's employment.

                                   ARTICLE 8.
                            MISCELLANEOUS PROVISIONS


        8.1. Entire Plan. This Plan shall constitute the entire plan governing the payment of severance benefits by the Company to Participant and shall supersede those provisions of any employment agreement between Participant and the Company or severance plan sponsored by the Company which agreement or plan, as the case may be, affects Participant's rights to receive benefits as a result of his or her termination of employment following the occurrence of a Change of Control of the Company. In all other respects, any employment agreement or plan shall continue in full force and effect, and is hereby ratified and confirmed.
        8.2. Notices. Except as otherwise specified herein, for purposes of this Plan, notices and all other communications provided for in the Plan shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

         To the Company:
                 Executive Vice President of Corporate
                   Staff and Human Resources
                 Comerica Tower at Detroit Center
                 500 Woodward Avenue, 31st Floor
                 Detroit, Michigan 48226

                 To the Participant:
                 At current address on file with Human Resources


        8.3. Claims and Disputes; Arbitration. Claims for benefits under this Plan shall be made in writing to the Company. If the claim is rejected or not acted upon within thirty days, a copy of the claim shall be presented to the Claims Arbiter. The Claims Arbiter shall provide a reasonable opportunity (not to exceed thirty days) for both parties to present relevant evidence and shall schedule a hearing if required by applicable law or if the Claims Arbiter otherwise determines to hold a hearing. The Claims Arbiter shall, within a reasonable period of time but not later than thirty days after receipt of the claim or the date of a hearing, whichever is later, provide written notice of disposition of the claim. If the claim is denied in whole or in part, such notice shall also set forth:

         A.  The specific reason or reasons for denial; and
         B. Specific reference to the pertinent provisions of the Plan upon which the denial is based.

Unless waived by the Company in writing, Participant shall be required to exhaust his or her remedies under the foregoing claims procedure as a condition precedent to filing a claim for arbitration in accordance with the following paragraph.
         Any controversy arising out of or relating to this Plan, or alleged breach thereof, shall be settled by binding arbitration in Wayne County, Michigan in accordance with the laws of the State of Michigan by three arbitrators, one of whom shall be appointed by the Company, one by Participant (or in the event of his or her death, Participant's legal representative) and the third of whom shall be appointed by the first two arbitrators. The arbitration shall be conducted as a de novo review in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.
         8.4 Limitation of Company's Liability. Notwithstanding any other provision hereof, the Company shall not be liable for any actual or potential loss or diminution of value Participant may incur or allege due to legal, financial accounting and/or internal Company policy restrictions applicable to Participant by reason of his or her position with the Company, including, without limitation, restrictions imposed by Section 16 of the Exchange Act, the Securities Act of 1933, as amended, the Company's internal trading blackout policy and the pooling-of-interest financial accounting rules applicable to dispositions of stock by "affiliates". Participant further agrees that he or she will not make any claim against the Company for reimbursement or otherwise in connection with any adverse financial consequences he or she may incur in complying with such rules and policy.

                                                           Exhibit A to
                                                           Comerica Incorporated
                                                           Senior Officer
                                                           Severance Plan


                        SEVERANCE AGREEMENT AND RELEASE


         This Severance Agreement and Release (hereinafter referred to as the "Release") is entered into between _____________________ (hereinafter referred to as "Participant") and Comerica Incorporated, a Delaware corporation (together with its affiliates being hereinafter referred to as "Comerica").
         1. Participant was employed by Comerica and was covered under the Comerica Incorporated Senior Officer Severance Plan (the "Plan"). As a result of a change of control of Comerica and the termination of Participant's employment, Participant is eligible to receive benefits under the Plan provided Participant signs this Release. Participant is not entitled to receive any benefits under the Plan if Participant fails to sign this Release.
         2. Comerica hereby acknowledges that Participant is entitled to receive a severance payment in the net amount of _______________ dollars ($_____________) under Sections 4.3.A. and 4.3.B. of the Plan and a payment in the net amount of ___________________ dollars ($_____________) under Section
4.3.D. of the Plan, and Participant acknowledges that said sums are the correct amounts owning to Participant under Sections 4.3.A., 4.3.B. and 4.3.D. of the Plan. Comerica also acknowledges that Participant is entitled to receive other benefits under Sections 4.3.C. and 4.3.E. of the Plan.
         3. Continuation of employee benefit plan coverage, with respect to which Participant is receiving an amount under Section

4.3.D. of the Plan to defray the premiums, will begin on the date of termination of Participant's employment.
         4. Except for payments and benefits under the Plan and under the Comerica Incorporated Retirement Plan and Comerica Incorporated Preferred Savings Plan, Participant acknowledges that he or she is not entitled to receive any other payments or benefits from Comerica.
         5. In consideration of payment to Participant of the amounts and provision of benefits under the Plan, Participant agrees for himself (or herself) and on behalf of all people who may act on his or her behalf (including, but not limited to, Participant's family members, heirs, executors, administrators, personal representatives, agents and/or legal representatives), to forever and fully release and discharge Comerica, and all former, current and future employees, directors, officers, agents and successors of Comerica, from any and all claims, causes of action, charges, contracts, grievances, demands, and/or other liability of any nature whatsoever, that Participant ever had by reason of or arising out of any matter, cause and/or event occurring on or prior to the date of signing of this Release. This shall include, but not be limited to, any and all claims of any nature which may have arisen on or prior to the date of signing of this Release and which are in any way related to Participant's employment, termination of employment, any and all claims relating to forced resignation, constructive discharge, libel, slander, deprivation of due process, wrongful discharge, discrimination, harassment of any nature, breach of contract, breach of implied contract, infliction of emotional distress, detrimental reliance, invasion of privacy, negligence, interference with contractual or other relationships, retaliatory discharge or treatment and/or termination in violation of public policy. This Release also specifically includes, but is not limited to, any and all claims under common law or any federal, state and/or local law, regulation, executive order, rule and/or ordinance, and/or any and all claims which could have been alleged in any litigation or administrative proceeding between Participant and any of the persons and/or entities released. This Release shall further include, but not be limited to, any right, claim or demand, which may have arisen on or prior to the date of signing of this Release, which Participant may have pursuant to the Michigan Payment of Wages and Fringe Benefits Act, the Whistleblowers' Protection Act, the Fair Labor Standards Act, the Equal Pay Act, the Age Discrimination in Employment Act, the Elliott-Larsen Civil Rights Act, Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act, the Michigan Handicappers' Civil Rights Act, the Employee Retirement Income Security Act and/or any other federal, state and/or local law, executive order, rule, ordinance or regulation.
         6. Participant promises never to file a lawsuit, grievance, administrative charge or any other type of action asserting any claims which are released in Section 5. of this Release. Further, Participant acknowledges that he or she has received a copy of the Plan and reaffirms and agrees to honor all obligations Participant has under the Plan.

         7. The parties agree that this Release will forever and for all time bar any action and/or claim of Participant based on circumstances or events which occurred on or prior to the time of the signing of this Release.
         8. This Release constitutes the entire agreement between Participant and Comerica relating to the subject matter within, and supersedes any other agreements and understandings between the parties relating to such subject matter. Comerica has not made any promises to Participant with respect to such subject matter other than those contained herein.
         9. Comerica advises Participant to consult with an attorney prior to signing this Release. Participant shall have forty-five days in which to consider this Release. The forty-five day period shall not begin to run until Comerica informs Participant, in writing, in a manner calculated to be understood by the average individual eligible to participate in the Plan, as to
(i) any class, unit, or group of individuals covered by the Plan, any eligibility factors for the Plan, and any time limits applicable to the Plan; and (ii) the job titles and ages of all individuals eligible or selected for the Plan, and the ages of all individuals in the same job classification or organizational unit who are not eligible or selected for participation in the Plan.
         10. Following the signing of this Release, Participant shall have seven days within which he or she may revoke this Release, by hand delivering or mailing (certified mail suggested) during such seven-day period, a written notice of revocation to:

                          Executive Vice President of Corporate
                            Staff and Human Resources
                          Comerica Tower at Detroit Center
                          500 Woodward Avenue, 31st Floor
                          Detroit, Michigan 48226

This Release shall not become effective or enforceable until the revocation period provided in this section has expired. If Participant fails to sign this Release, or if Participant revokes this Release, Participant will not receive any payments or benefits described herein and must return all payments and benefits which may have been made under the Plan.
         11. Participant acknowledges that he or she has had sufficient time to review this Release and has carefully read and understands its contents. Participant has had the full opportunity to consult with an attorney regarding the terms hereof. Participant acknowledges that he or she is knowingly and voluntarily signing this Release with full knowledge of its terms.
         The parties have signed this Release on the dates set forth below.



                                        COMERICA INCORPORATED

Dated:___________________         By:_____________________________

                                  Its:____________________________

                                               PARTICIPANT

Dated:___________________         ________________________________

                                              Exhibit B to Comerica Incorporated
                                              Senior Officer Severance Plan


                           NAMES OF EMPLOYEES WHO ARE
                         PARTICIPANTS OF THE COMERICA
                   INCORPORATED SENIOR OFFICER SEVERANCE PLAN


Name of Participant                Effective Date of Coverage
-------------------                --------------------------

SVP I
-----
Lawrence N. David                     January 1, 1996
James D. Deyo                         January 1, 1996
Paul E. Ellis                         January 1, 1996
Pat Faubion                           January 1, 1996
Thomas K. Fisher                      January 1, 1996
Frank N. Gaddy, Jr.                   January 1, 1996
Alan R. Goldman                       January 1, 1996
Joe R. Goyne                          January 1, 1996
E. Mark Gregory, III                  January 1, 1996
Stephen G. Hawkins                    January 1, 1996
Arthur W. Hermann                     January 1, 1996
Stephen J. Hugley                     January 1, 1996
Walter T. Kaczmarek                   January 1, 1996
John M. Killian                       January 1, 1996
George W. Lindenberg                  January 1, 1996
Elaine A. McMahon                     January 1, 1996
Thomas D. Ogden                       January 1, 1996
Douglas A. Ransdell                   January 1, 1996
Mark W. Shobe                         January 1, 1996

SVP II
------
Mary Ellen Baker                      January 1, 1996
Fred Ball. Jr.                        January 1, 1996
Leonard B. Carleton                   January 1, 1996
Tom Daniels                           January 1, 1996
Thomas W. Early                       January 1, 1996
Larry E. Eastham                      January 1, 1996
Douglas W. Fiedler                    January 1, 1996
Raymond J. Janisse                    January 1, 1996
Dan T. Kawamoto                       January 1, 1996
Robert D. Kemp, Jr.                   January 1, 1996
Jerry A. Lamb                         January 1, 1996
Judith Slusser Love                   January 1, 1996
Ed K. Mims                            January 1, 1996
Joseph A. Moran                       January 1, 1996
Karen J. Mulvahill                    January 1, 1996
Robert N. Olsen                       January 1, 1996
Michael R. Ong                        January 1, 1996
Peter W. Ronan                        January 1, 1996
Michael J. Tierney                    January 1, 1996
James Tietjen                         January 1, 1996
Philip R. Welsher                     January 1, 1996
Thomas A. Wilson                      January 1, 1996

                          Total # Participants = 41